1998 Proxy Statement and Notice of Annual Meeting of Shareholders


[HERCULES LOGO]                                          [PICTURE OF CHEMICALS]


                              Hercules Incorporated

EPS$3.27                      What have we done...
ROE 41%                                            ...for
Sales up 6%                                           shareholders
Gross Margin 38%                                      lately?
Operating Margin 22%

                                                   We have committed to managing
                                                     the business for growth


                                                                   Annual Report
                                                                            1997


                                                                  PROXYWORKS(TM)

[HERCULES LOGO]

WHAT HAVE WE DONE
FOR SHAREHOLDERS LATELY?


PROXYWORKS(TM)


Letter to Shareholders


[HERCULES LOGO]


To:      Our Shareholders                                         March 20, 1998

From:    R. Keith Elliott

Subject: Invitation to the Hercules 1998 Annual Meeting



     Please come to our Annual Meeting on April 30 to find out what we have done for our shareholders lately. You will have the opportunity to ask questions and make comments. Enclosed with this Proxy Statement are your voting card and the 1997 Annual Report.

     You will notice that our Proxy Statement is again written in "plain English." We are pleased that so many of our shareholders liked the new format last year and found the proxy easier to read.

     This year we are taking another new initiative with the introduction of on-line voting. If you have access to a computer, it's an easy way to cast your vote. Whether you choose to vote by proxy card, telephone or computer, it would help if you voted as soon as possible.

     I look forward to seeing you at the Annual Meeting.


                                    /s/ R. Keith Elliott
                                    Chairman and
                                    Chief Executive Officer

                                                     [PHOTO OF R. KEITH ELLIOTT]


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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)





Letter to Shareholders


FRANCAIS

    Nous vous invitons a participer a l'assemblee generale du 30 avril qui vous permettra de decouvrir ce que nous avons accompli dernierement pour nos actionnaires. Vous pourrez y poser vos questions et nous communiquer vos commentaires. Veuillez trouver, joint a cette circulaire de procuration, votre bulletin de vote ainsi que le rapport annuel de 1997.

    Vous remarquerez que notre circulaire de procuration est redigee en langage simple. Nous sommes enchantes de voir que les actionnaires ont apprecie le nouveau format l'annee derniere et ont trouve que la procuration etait ainsi plus facile a lire.

    Nous prenons cette annee une nouvelle initiative avec l'introduction du vote en ligne. Cette methode vous permettra, si vous avez acces a un ordinateur, de voter facilement. Mais que vous decidiez de voter par procuration, par telephone ou par ordinateur, nous vous serions extremement reconnaissants de votre promptitude.

    En attendant de vous rencontrer a l'assemblee generale, je vous prie d'agreer, cher actionnaire, l'expression de mes salutations distinguees.


R. Keith Elliott


DEUTSCH

    Hiermit mochten wir Sie gerne zu unserer Jahreshauptversammlung am 30. April einladen, damit Sie sehen konnen, was wir in letzter Zeit fur unsere Aktionare getan haben. Sie werden Gelegenheit haben, Fragen zu stellen und Kommentare abzugeben. Als Anlage zu dieser Stimmrechtsvollmacht finden Sie Ihre Stimmabgabekarte und den Jahresbericht 1997.

    Sie werden feststellen, da(beta) unsere Stimmrechtsvollmacht wieder in "klarem Deutsch" geschrieben ist. Erfreulicherweise gefiel unseren Aktionaren das neue Format im letzten Jahr, und sie fanden die Stimmrechtsvollmacht leichter zu lesen.

    In diesem Jahr starten wir eine neue Initiative mit der Einfuhrung der Online-Stimmabgabe. Wenn Sie uber einen Computer verfugen, konnen Sie auf diese Weise muhelos Ihre Stimme abgeben. Gleich ob Sie per Stimmrechtskarte, Telefon oder Computer abstimmen, wurden wir es sehr begru(beta)en, wenn Sie so bald als moglich abstimmen konnten.

    Ich wurde mich freuen, Sie auf unserer Hauptversammlung begru(beta)en zu konnen.


R. Keith Elliott



[PARAGRAPH IN ASIAN]



ESPANOL


    Queremos aprovechar esta oportunidad para extenderles una invitacion a la Asamblea Anual que se llevara a cabo el 30 de abril, a fin de comunicarles nuestros esfuerzos mas recientes en beneficio de los accionistas. Tendran la oportunidad hacer preguntas y hacer comentanos. Adjuntamos a la Declaracion del Apoderado su tarjeta de votacion por poder y el Informe Anual de 1997.

    Podran observar que nuevamente nuestra Declaracion del Apoderado esta escrita en un lenguaje muy sencillo. Nos complace que muchos de nuestros accionistas quedaran conformes con el nuevo formato utilizado el ano pasado y que les resultara mas facil leer la declaracion.

    Este ano estamos tomando una nueva iniciativa con la introduccion del voto en-linea. Si tiene acceso a una computadora, es una manera facil de votar. Ya sea que decida votar por medio de la tarjeta de votacion por poder, por telefono o computadora, nos ayudaria que votara lo antes posible.

    Espero verlos en la Asamblea Anual.


R. Keith Elliott


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WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

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Letter to Shareholders


1     Questions and Answers
2     Proposals
3     Voting Methods
5     Board of Directors
11    Top Five Compensated Officers
12    Performance Graph
13    Report of the Compensation Committee
19    Stock Ownership of Directors and Officers
20    Summary Compensation Table
21    Option Grants Table
22    Option Exercises Table
23    Pension Plan Table


[HERCULES LOGO]


To:      Our Shareholders                                       March 20, 1998

From:    Israel J. Floyd, Esquire

Subject: Notice of 1998 Annual Meeting of Shareholders


      The Annual Meeting of Shareholders of Hercules Incorporated will be held on Thursday, April 30, 1998, at 11:00 a.m., at Winterthur Museum, Garden & Library, Winterthur, Delaware, to consider and take action on the following proposals:

      1. Re-election of three directors: Robert G. Jahn; Ralph L. MacDonald, Jr.; and Paula A. Sneed, each for a term of three years;

      2. Ratification of Coopers & Lybrand L.L.P. as independent accountants for 1998; and

      3.    Transact any other business properly before the Annual Meeting.

      Shareholders as of March 2, 1998, will be entitled to vote at the Annual Meeting. Seating is limited and admission is by ticket. If you plan to attend the Annual Meeting, please mark the appropriate area when you vote either on your Proxy Card or our Web site. An admission ticket will be mailed to you. If you vote by telephone or your shares are held in the name of a broker or other nominee, please contact the Corporate Secretary (800-441-9274) to request a ticket.

      This Proxy Statement, voting instruction card and Hercules' 1997 Annual Report are being distributed on or about March 20, 1998.

      By order of the Board of Directors,


                                    /s/ Israel J. Floyd
                                    Assistant General Counsel
                                    and Corporate Secretary


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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

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Questions and Answers


Q:    WHAT AM I VOTING ON?

A: Re-election of three directors (Robert G. Jahn, Ralph L. MacDonald, Jr., and Paula A. Sneed), and ratification of Coopers & Lybrand L.L.P. as Hercules' independent accountants.

Q:    WHO IS ENTITLED TO VOTE?

A:    Shareholders as of the close of business on March 2, 1998 (the Record
      Date). Each share of common stock is entitled to one vote.

Q:    HOW DO I VOTE?

A: There are three methods. This year on-line voting is available via the Intranet/Internet. If you have access to the Internet, we encourage you to vote at the following web address: http://hercules.proxyvoting.com. You may also vote by telephone (800-840-1208) or by completing and mailing your proxy card. (See page 4 for more details.)

Q:    HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy card, but do not make any selections, you give authority to R. Keith Elliott and Richard G. Dahlen to vote on the two proposals and any other matter that may arise at the meeting.

Q:    IS MY VOTE CONFIDENTIAL?

A: Yes. Only the inspector, ChaseMellon Shareholder Services, and certain employees will have access to your card. All comments will remain confidential, unless you ask that your name be disclosed.

Q:    WHO WILL COUNT THE VOTES?

A: ChaseMellon Shareholder Services will tabulate the votes and act as inspector of election.

Q:    WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

A: Shares held in the Hercules' automatic dividend reinvestment plan, the executive compensation plans, employee benefit plans, and shares credited to your savings plan account held in custody by the trustee, Bankers Trust, are included.

Q:    HOW DO I VOTE IF I PARTICIPATE IN THE SAVINGS PLANS?

A: If your proxy card is signed, but does not indicate your voting preferences, the plan trustee will vote your shares in favor of the proposals. If you do not vote, the plan trustee will vote your shares in proportion to the other proxies received. Shares credited to your savings plan account as of March 2, 1998, are included on your card. Fractional shares are not.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, ChaseMellon Shareholder Services, (800-237-9980).

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Questions and Answers


Q:    WHAT CONSTITUTES A QUORUM?

A: As of March 2, 1998, 97,588,430 shares of Hercules common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy card, telephone or computer, you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against the proposals.

Q:    WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 1.9% of our common stock as of March 2, 1998. (See page 19 for more details.)

Q:    WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A: Oppenheimer Group, Inc. (Oppenheimer Tower, World Financial Center, New York, NY) owned 20,500,000 shares, or 21%, as of February 1, 1998.

      Fidelity Management & Research Co. (82 Devonshire, Boston, MA) owned 5,895,619 shares, or 6.1%, as of February 14, 1998.

      Delaware Investment Advisers (2005 Market Street, Philadelphia, PA) owned 4,831,503 shares, or 5%, as of February 5, 1998.

Q:    WHEN ARE THE 1999 SHAREHOLDER PROPOSALS DUE?

A: Shareholder proposals must be submitted in writing by November 16, 1998, to Israel J. Floyd, Esq., Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001.

Q:    HOW DOES A SHAREHOLDER NOMINATE A DIRECTOR OF HERCULES?

A: Submit a written recommendation (accompanied by a notarized statement from the nominee indicating willingness to serve if elected and principal occupations or employment over the past five years) to the Chairman of the Nominating Committee, c/o Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001.

Q:    WHAT ARE THE SOLICITATION EXPENSES?

A: Morrow & Co., Inc. was hired for $9,000, plus out-of-pocket expenses to assist in the distribution of proxy materials and solicitation of votes.

      Hercules will reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

                                                                               2
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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

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Proposals


1. RE-ELECTION OF DIRECTORS

Nominees for re-election this year are:

   - Robert G. Jahn (director since 1985)

   - Ralph L. MacDonald, Jr. (director since 1989)

   - Paula A. Sneed (director since 1994)


Each has consented to serve a three-year term. (See page 5 for more information.)

If any director is unable to stand for re-election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of a majority of the outstanding shares of common stock is needed to elect a director. Abstentions and votes withheld for a director will have the same effect as votes against.

2. RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS

The Audit Committee and the Board believe that Coopers & Lybrand's (C&L) knowledge of Hercules is invaluable. Partners and employees of C&L are periodically changed, providing Hercules with new expertise and experience. Representatives of C&L have direct access to the Audit Committee and regularly attend the Committee's meetings. Representatives of C&L will attend the Annual Meeting to answer questions.


The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify C&L as independent accountants for 1998.

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Voting Methods


YOU HAVE THE RIGHT TO VOTE AND, IF DESIRED, TO REVOKE YOUR PROXY ANY TIME BEFORE THE ANNUAL MEETING. SHOULD YOU HAVE ANY QUESTIONS, PLEASE CALL CHASEMELLON (800-237-9980).


  [COMPUTER GRAPHIC]
Computer Voting

1.    Go to website http//hercules.proxyvoting.com

2. Enter your Control Number (found in the lower right-hand corner of your proxy card)

3.    Mark your selections

4.    Click on "register vote"


   [TELEPHONE GRAPHIC]
Telephone Voting
                                                           [BALLOT BOX GRAPHIC]
1.    Dial 1-800-840-1208
                                                                      [VOTE]
2.    Enter your Control Number (found in the lower                ChaseMellon
      right-hand corner of your proxy card)                      Vote Tabulation

3.    Follow voice prompts


[US MAIL MAIL BOX GRAPHIC]
Proxy Card Voting

1.    Mark your selections

2.    Date and sign your name exactly as it appears on your card

3. Mail to ChaseMellon Shareholder Services in the return envelope

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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

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Board of Directors - Standing for Re-election


[PHOTO OF ROBERT G. JAHN]

ROBERT G. JAHN -- Director since 1985

Professor Jahn, age 67, has taught at Princeton University, Department of Mechanical and Aerospace Sciences since 1967. He was Dean of the School of Engineering, Applied Science at Princeton, 1971-1986. Professor Jahn is a trustee, fellow and a member of several academic and professional societies. He is vice president and a founding member of the Society for Scientific Exploration. He was a director of Roy F. Weston, Inc., an environmental services firm, from 1990 to early 1998.


RALPH L. MacDONALD, JR. -- Director since 1989

Mr. MacDonald, age 56, is a principal in Amelia Investment Corp. (AIC), a private investment firm dedicated to the acquisition and development of small to medium-sized industrial manufacturing and distribution companies. Prior to AIC, he was a principal in Island Capital Corporation, a similar firm, and managing director, Global Corporate Finance, Bankers Trust Company. He is also a director of Gaylord Container Corporation.

[PHOTO OF RALPH L. MACDONALD, JR.]


[PHOTO OF PAULA A. SNEED]

PAULA A. SNEED -- Director since 1994

Ms. Sneed, age 50, is senior vice president, Marketing Services, Kraft Foods, Inc., the nation's largest packaged foods company. She joined General Foods in 1977, and has held a variety of management positions including vice president, Consumer Affairs; senior vice president and president, Foodservice Division; executive vice president and general manager, Desserts Division; and executive vice president and general manager, Dinners and Enhancers Division. In 1993, she was cited by Black Enterprise Magazine as one of the 40 most influential African Americans in Corporate America.

                                                                               5
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WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

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Board of Directors - Continuing as Directors


[PHOTO OF R. KEITH ELLIOTT]

R. KEITH ELLIOTT -- Director since 1991

Mr. Elliott, age 56, is chairman and chief executive officer of Hercules Incorporated. In 1995, Mr. Elliott held the position of executive vice president and chief financial officer, and later that year was named president and chief operating officer. Mr. Elliott joined Hercules in 1991 from Engelhard Corporation, a producer of catalysts, engineered materials, precious metals and derivative products. He is a director of Wilmington Trust Company and PECO Energy, Inc.


VINCENT J. CORBO -- Director since 1997

Dr. Corbo, age 54, is president and chief operating officer of Hercules Incorporated. He held positions in research engineering and business management, including executive vice president, responsible for Technology and the Paper Technology and Fibers businesses, 1996; group vice president and president, Food & Functional Products, 1993, and Materials, 1992. Dr. Corbo serves on the following: Deputy Chairman of the Board of Managers of Fibervisions L.L.C.; the Advisory Board of Georgia Tech College of Sciences; the Advisory Council of the Department of Engineering, Princeton University; and Engineering College Advisory Council of the University of Delaware.

[PHOTO OF VINCENT J. CORBO]


[PHOTO OF RICHARD M. FAIRBANKS, III]

RICHARD M. FAIRBANKS, III -- Director since 1993

Mr. Fairbanks, age 57, is managing director for Domestic and International Issues, Center for Strategic & International Studies. He was Ambassador-at-Large under President Reagan. He is a member of the board of directors of SEACOR Smit, Inc. and GATX Corporation; vice chairman of the U.S. National Committee of the Pacific Economic Cooperation Council; member, Council on Foreign Relations, Council of American Ambassadors; and founder, The American Refugee Committee of Washington.


                                                                               6
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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

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Board of Directors - Continuing as Directors


[PHOTO OF EDITH E. HOLIDAY]

EDITH E. HOLIDAY -- Director since 1993

Ms. Holiday, age 46, is an attorney. She was Assistant to the President of the United States and Secretary of the Cabinet from 1990 until early 1993 and served as General Counsel of the U.S. Treasury Department from 1989 through 1990. She served as Counselor to the Secretary of the Treasury and Assistant Secretary for Public Affairs and Public Liaison, U.S. Treasury Department from 1988 to 1989. Ms. Holiday is a director of Amerada Hess Corporation, H. J. Heinz Company, Beverly Enterprises, Inc., and director or trustee of various investment companies in the Franklin Templeton Group of Funds.

GAYNOR N. KELLEY -- Director since 1989

Mr. Kelley, age 66, is the retired chairman and chief executive officer of the Perkin-Elmer Corporation, a manufacturer of analytical and biotechnology instrumentation. He is a member of the board of directors of Alliant Techsystems Inc. and Prudential Insurance Co. of America. He is on the advisory board of the Center for Management Development at Northeastern University.

[PHOTO OF GAYNOR N. KELLEY]


[PHOTO OF H. EUGENE McBRAYER]

H. EUGENE McBRAYER -- Director since 1992

Mr. McBrayer, age 66, retired as president of Exxon Chemical Company in January 1992, after 37 years of service. He is a former chairman of the board of the Chemical Manufacturers Association and is currently a director of American Air Liquide, Inc. and Air Liquide International. He is also a member of the Advisory Committee for the Pacific Northwest National Laboratory.


PETER McCAUSLAND -- Director since 1997

Mr. McCausland, age 48, is chairman and chief executive officer of Airgas, Inc. (a distributor of industrial, medical, and specialty gases and related equipment), a company he founded in 1987. He served as general counsel for MG Industries, Inc., an industrial gas producer. He was a partner in the firm of McCausland, Keen & Buckman which specializes in mergers, acquisitions and financings. He is a director of the Fox Chase Cancer Center and the Independence Seaport Museum.

[PHOTO OF PETER MCCAUSLAND]


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Board of Directors - Highlights


HOW IS THE BOARD COMPENSATED?


- Employee directors receive no additional compensation other than their normal salary for serving on the Board or its Committees.

-     Nonemployee directors receive:

      --    Annual grant of 3,000 stock options;

      --    Right to defer compensation in exchange for stock;

      --    $23,000 annual fee;

      --    $1,000 for each meeting attended;

      --    $3,000 for chairing a committee;

      --    $1,000 per day for special assignments;

      --    Reimbursement for out-of-pocket expenses;

      --    In 1997, nonemployee directors received $470,412 as a group.


HOW IS THE BOARD EVALUATED?


-     Self evaluation process, started in 1994, continues

-     Increased communication between members and management

-     Implemented peer evaluation of performance

-     Solicited written commentary from members regarding critical matters


HOW MUCH HERCULES STOCK DOES THE BOARD OWN?


                        Stock Ownership for Nonemployee
                             Directors (as a group)

                                  [PIE CHART]

                           RSU Shares          10,622
                           Restricted Shares   51,645
                           Record Shares       74,258
                           Option Shares      126,000

WHAT ARE THE NONEMPLOYEE DIRECTOR PROGRAMS?


      --    Nonemployee Director Stock Accumulation Plan

      --    Equity Award Program

      --    Restricted Stock Units Program

      --    Charitable Award Program (See page 10 for more information)

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Board of Directors - Committees


                                                                                                            SOCIAL
BOARD MEMBER              BOARD      AUDIT    COMPENSATION     EXECUTIVE     FINANCE      NOMINATING    RESPONSIBILITY    TECHNOLOGY
------------              -----      -----    ------------     ---------     -------      ----------    --------------    ----------
R. K. Elliott              X*                                     X*            X                                              X

V. J. Corbo                X                                      X             X                                              X

R. M. Fairbanks, III       X           X                                        X              X

E. E. Holiday              X           X                                        X                              X*

R. G. Jahn                 X                                                                   X               X               X*

G. N. Kelley               X                        X                                          X*                              X

P. McCausland              X           X                                                                       X

R. L. MacDonald, Jr.       X                        X*            X             X

H. E. McBrayer             X                        X             X             X*                                             X

P. A. Sneed                X           X*                                                                      X               X

Meetings Held in 1997      10          4            5             1             6              4               4               5

* Chairperson

AUDIT: Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountant and reviews their services. All members are nonemployee directors.

COMPENSATION: Administers executive compensation programs, policies, and practices. Acts in an advisory role on employee compensation. All members are nonemployee directors.

EXECUTIVE: Limited powers to act on behalf of the Board whenever the Board is not in session. Meets only as needed and acts only by unanimous vote. If any nonemployee director wants a matter to be addressed by the Board rather than the Executive Committee, then such matter is submitted to the Board.

FINANCE: Reviews Hercules' financial affairs. Has full and final authority on certain financial matters and serves as the named fiduciary for all of Hercules' employee benefit plans.

NOMINATING: Considers and recommends nominees for election as directors and officers. Reviews and evaluates the Board and its members. All members are nonemployee directors.

SOCIAL RESPONSIBILITY: Reviews Hercules' policies, programs and practices on equal employment opportunity; environmental, safety and health matters; ethics; and community affairs/relations.

TECHNOLOGY: Reviews the strategic direction of Hercules' intellectual property estate, research and development, and emerging technologies.

                                                                               9
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What have we done for shareholders lately?

Board of Directors - Other Information

NONEMPLOYEE DIRECTOR PROGRAMS

NONEMPLOYEE DIRECTOR STOCK ACCUMULATION PLAN. Directors can defer all or part of their compensation in exchange for stock (restricted until retirement from the Board) at 85% of the fair market value of such stock on the date of exchange.

In addition, each director annually receives a non-qualified stock option (exercisable after a one-year holding period) to purchase 3,000 shares of common stock. The option price is the fair market value of the common stock on the date of grant.

EQUITY AWARD. A director has a single opportunity to purchase 750 shares of common stock when first elected to the Board. Upon the purchase, Hercules awards an additional 1,500 shares which cannot be transferred until retirement or resignation from the Board.

RESTRICTED STOCK UNITS. Upon election to the Board, each director receives 1,100 restricted stock units, which are placed in an unfunded account where they accrue dividend equivalents and interest. Each unit represents the right to receive one share of Hercules stock at retirement. Units do not carry any voting rights. Two hundred units immediately vest. Thereafter, for every year served on the Board, 100 additional units vest yearly for each director (up to a maximum term of nine years). Upon retirement from the Board, all vested units are paid in shares as a lump sum or spread over a period not to exceed ten years.

CHARITABLE AWARD PROGRAM. This program is designed to promote charitable giving. It is available to all directors and is funded by life insurance policies on directors. Upon the retirement or death of a director, Hercules will donate its common stock, with an expected aggregate value of $1,000,000, to one or more designated charitable institutions over a ten-year period. The actual number of shares delivered to the charitable institutions will be based on a projected share price growth. The first installment will be paid immediately after the director's retirement or death, but no sooner than April 1, 2001.

Directors derive no financial benefit from this program since all charitable deductions accrue solely to Hercules. Furthermore, the insurance funding is structured so that the program results in nominal cost to Hercules over time.

BOARD PERFORMANCE EVALUATION

In 1994, the Board charged the Nominating Committee with the development and oversight of a viable process for self-evaluation of the Board's performance in keeping with its stated commitment to shareholders. The first evaluation process was completed in early 1995.

Results of this evaluation were reviewed by the Nominating Committee and then presented to the full Board. Based upon feedback, the Board changed its operating procedures to ensure increased communication between members and management, and to enhance reporting and follow-up procedures.

To further improve the evaluation process, the Nominating Committee in 1997 developed a revised format which solicited written commentary from Board members to questions regarding critical matters such as succession planning; strategic planning processes; Board Committee activities; safety, health and environment; ethics; social responsibility; management communication with the Board; and peer evaluation of individuals in their role as board or committee members. This evaluation was completed in early 1998. A presentation was given to the Nominating Committee and the Board.

This evaluation process will continue to be refined in subsequent years as appropriate issues arise.

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MANAGING THE BUSINESS FOR GROWTH.

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Top Five Compensated Officers

[PHOTO]
R. Keith Elliott
Chairman and Chief
Executive Officer

[PHOTO]
George MacKenzie
Senior Vice President and
Chief Financial Officer

                                    [1997 Compensative Highlights Bar Graph]

                         R.K. Elliott   V.J. Corbo     G. MacKenzie   C.D. Miller    D.W. DiDonna
                         ------------   ----------     ------------   -----------    ------------
Salary                    $750,000       $433,334       $260,004      $305,004       $226,984
Bonus                     $910,000       $550,000       $468,000      $228,750       $190,000
Other Compensation         $70,106        $43,064         $4,043       $15,872         $2,421
Restricted Stock        $3,770,000     $1,306,153       $607,960            $0             $0
Incentive Payouts       $2,433,671             $0       $608,393            $0             $0








                                    [PHOTO]
                                C. Doyle Miller
                             Senior Vice President


                                                                         [PHOTO]
                                                                Vincent J. Corbo
                                                             President and Chief
                                                               Operating Officer

                                                                         [PHOTO]
                                                             Dominick W. DiDonna
                                        Senior Vice President, International and
                                               General Manager, Paper Technology

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WHAT HAVE WE DONE
FOR SHAREHOLDERS LATELY?

PROXYWORKS(TM)

                               PERFORMANCE GRAPH

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*

                                                       1992      1993      1994      1995      1996      1997
                                                       ----      ----      ----      ----      ----      ----
Hercules Incorporated (NYSE trading symbol HPC)        100       183.56    190.40    283.64    221.41    261.75
S&P 500                                                100       110.08    111.53    153.45    188.68    251.63
S&P Chemical Index                                     100       111.83    129.47    169.12    223.43    274.61

Assumes $100 invested on December 31, 1992
*Total return assumes reinvestment of dividends

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WE HAVE COMMITTED TO
MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)


Report Of The Compensation Committee

HIGHLIGHTS


                             COMPENSATION PHILOSOPHY

          - Link executive compensation with shareholder returns

          - Guidelines for substantial stock ownership for executives

          - Attract and retain talented employees through competitive compensation


                               1997 BONUS RESULTS

          - Earnings per share -- $3.27

          - Return on Equity -- 41%

          - Free Cash Flow -- $239M


                           STOCK OWNERSHIP GUIDELINES

          - Chairman & CEO: 5 times salary plus target bonus

          - President & COO: 4 times salary plus target bonus

          - Management Committee: 3 times salary plus target bonus

          - Senior Management: 2 times salary plus target bonus


                        EXECUTIVE COMPENSATION STRUCTURE

          - Base pay

          - Annual incentive

          - Long-term incentive

          - Recognition awards


                         MR. ELLIOTT'S 1997 TARGET BONUS

          - 80% based on corporate performance

          - 20% based on individual accountabilities


                    EMPLOYEE STOCK AND COMPENSATION PROGRAMS

          - Worldwide stock option grant

          - Employee incentive plan

          - Employee Stock Purchase Plan

          - 401(k) Plan

          - Accountability system and awards

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WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

PROXYWORKS(TM)

Report of the Compensation Committee

WHAT IS OUR COMPENSATION PHILOSOPHY?

Our philosophy is to align compensation of both management and employees with the long-term interests of our shareholders. Executive compensation is structured to motivate management to create sustained shareholder value by:

     - linking executive compensation with the returns realized by shareholders,

     - aligning the interests of management and shareholders through substantial stock ownership for executives, and

     - ensuring the continued growth and performance of Hercules by attracting, retaining, and motivating talented executives and employees through competitive compensation.

WHAT IS THE STRUCTURE OF EXECUTIVE COMPENSATION?

The elements of executive compensation programs are:

     -    base pay,

     -    annual incentive,

     -    long-term incentives, and

     - special awards in recognition of extraordinary achievement or significant appointments.


Increasing the link to performance-based pay for key executives continued in 1997, with fixed base salary levels and a greater percentage of the total compensation in short- and long-term incentives for key employees.

HOW IS BASE PAY DETERMINED?

Base pay is determined by individual performance and comparisons to similar positions in chemical and general industry companies, including those designated in the Standard & Poors Chemical Index. With an increased emphasis on performance-based pay in October 1996, salaries were frozen for three years for Messrs. Elliott, Corbo, MacKenzie and Miller. Their salaries are adjusted only in the event of a significant appointment.

When Dr. Corbo was named President and Chief Operating Officer in February 1997, his base salary was increased to $450,000 and, in this position, will not be adjusted during the original three-year period. In establishing his pay level, the Compensation Committee considered:

     - an analysis of competitive chief operating officer compensation in diversified chemical companies,

     -    input from outside consulting firms, and

     - the relationship of base pay levels of the chief executive officer and the chief operating officer.

Additionally, the Committee took this opportunity to adjust some of Dr. Corbo's potential future compensation to variable pay, both short- and long-term.

     OTHER HIGHLY COMPENSATED EXECUTIVES' BASE PAY

Base pay was determined by considering competitive compensation data from other chemical companies, published industry surveys for comparable positions, and individual performance.

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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)

Report of the Compensation Committee

HOW ARE ANNUAL BONUSES DETERMINED?

Under our annual Management Incentive Compensation Plan, bonuses are paid in a combination of cash and restricted stock based on the achievement of predetermined corporate, business or corporate staff unit, and individual goals. The plan provides that no payouts will occur unless the minimum level of performance, as established by the Compensation Committee, is exceeded. A maximum of 200% of the total target pool may be paid upon achievement of outstanding performance. Once established, the Committee may adjust the expected performance level only upon the occurrence of an extraordinary event. In the last four years, the Committee has not waived the minimum level of performance nor adjusted the target or maximum goals required for payout.

     1997 BONUS PAYOUT LEVEL

The Compensation Committee approved the 1997 bonus pool at 150% of the target level. In order to enhance the long-range decision-making of the management team, the number of measures of corporate performance were increased from one to three in 1997. Specifically, the Committee used earnings per share, return on equity, and free cash flow. In determining the payout, these measures were weighted 50%, 25%, and 25%, respectively. The financial results were as follows:

MEASURE                  1996 PERFORMANCE         1997 PERFORMANCE

Earnings per Share       $3.10                    $3.27
Return on Equity         33%                      41%
Cash flow                $205 Million             $239 Million

Additionally, the 1997 bonus pool reflected:

     -    Long-term portfolio management

     -    Strong financial management

     -    Improved management development and succession planning

     MR. ELLIOTT'S 1997 BONUS

Consistent with the focus on performance-based compensation, Mr. Elliott's target bonus opportunity was set at 70% of his salary for 1997. In his position, 80% of Mr. Elliott's target bonus is directly attributable to corporate performance. With respect to the remaining 20% of target bonus, the Compensation Committee considered Mr. Elliott's individual accountabilities, including:

     -    Long-term portfolio management

     -    Continued implementation of cost improvement and growth initiatives

     -    Management development

     -    Cash management

In light of such considerations, Mr. Elliott's 1997 bonus payout was $910,000.

     OTHER HIGHLY COMPENSATED EXECUTIVES' 1997 BONUSES

The final 1997 bonuses for the other four executives were an aggregate of $1,436,750. The Compensation Committee considered Hercules corporate and business unit performance, and individual contributions to our success.

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PROXYWORKS(TM)

WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

REPORT OF THE COMPENSATION COMMITTEE

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

The focus of the Long-Term Incentive Compensation Plan is to increase shareholder value yearly. Under this plan, the Compensation Committee approves pools of regular stock options and performance accelerated stock options. Performance options are nonqualified stock options that normally vest 9 1/2 years from the date of grant. Vesting can be accelerated upon the achievement of specific goals. The Committee also approves specific awards for officers and other key employees. In accordance with provisions of this plan, the Chief Executive Officer approves all awards for other eligible employees.


     1997 LONG-TERM INCENTIVES FOR MESSRS. ELLIOTT, CORBO, AND MACKENZIE

Under the agreements reached in 1996, no regular long-term incentives were granted to Messrs. Elliott, Corbo, and MacKenzie in 1997.

However, with his appointment to President and Chief Operating Officer, Dr. Corbo received 150,000 performance options with conditions similar to those granted in 1996. These options were granted in lieu of any regular long-term incentives for the next three years. The normal vesting of these options will occur 9 1/2 years from the date of grant. Accelerated vesting of three substantially equal increments can occur subject to achievement of ongoing 12% annual compounded stock price growth. For example, the earliest vesting date is October 1999, provided our stock has reached a price of $66.03. If our annual stock price growth falls below 12%, these options will not vest at that time. In order to vest in subsequent years, the stock price must exceed the 12% annual compounded stock price growth from the date of grant to future vesting dates. In the event of termination for reasons other than reduction in force, disability, death, change in control, and retirement, unvested increments will be forfeited.


                       [GRANT ACCELERATED VESTING GRAPH]
           Based on Average Stock Price for Preceding 60 Trading Days

Oct 96    47                 62.39      Oct 01    82.83               109.96
          47.45              62.99                83.62               111
          47.9      `        63.58                84.41               112.06
          48.35              64.19                85.21               113.12
          48.81              64.8                 86.02               114.19
          49.27              65.41                86.84               115.28
          49.74     Oct 99   66.03                87.66        Oct 04 116.37
          50.21              66.66                88.49               117.47
          50.69              67.29                89.33               118.59
          51.17              67.93                90.18               119.71
          51.66              68.57                91.03               120.85
          52.15              69.22                91.9                122
Oct 97    52.64              69.88      Oct 02    92.77               123.15
          53.14              70.54                93.65               124.32
          53.64              71.21                94.54               125.5
          54.15              71.89                95.44               126.69
          54.67              72.57                96.34               127.9
          55.19              73.26                97.26               129.11
          55.71     Oct 00   73.96                98.18     Oct 05    130.33
          56.24              74.66                99.11               131.57
          56.77              75.37               100.05               132.82
          57.31              76.08               101                  134.08
          57.85              76.8                101.96               135.35
          58.4               77.53               102.93               136.64
Oct 98    58.96              78.27      Oct 03   103.9                137.93
          59.52              79.01               104.89               139.24
          60.08              79.76               105.88     Oct 06    145.97
          60.65              80.52               106.89
          61.23              81.28               107.9
          61.81              82.05               108.93


     MESSRS. MILLER AND DIDONNA

In 1997, the Compensation Committee also approved an aggregate of 52,625 performance options and 46,500 stock options for Messrs. Miller and DiDonna. The Committee considered competitive compensation, the number of stock options granted in the prior year, and the current accountabilities and responsibilities of the executives.

These performance options also have a normal vesting period of 9 1/2 years which can be accelerated upon the achievement of 12% annual compounded stock price growth over the three-year performance

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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)

Report of the Compensation Committee

period. These options, which represent approximately half of the value of the award package, are structured in two components. First, the target component of the performance options will have accelerated vesting at three years if the price of our stock increases to $60.75 from the May 1, 1997 grant price of $39.50 and total shareholder return is in excess of the S&P Chemical Index for the three-year performance period. Second, the outstanding component of the performance options will have accelerated vesting at three years if the price of our stock increases to $69.25 and the relative total shareholder return goals are achieved.


     PAYOUT OF SPECIAL AWARDS

From time to time, special awards are granted in recognition of extraordinary results.

Under the Long-Term Incentive Compensation Plan, awards were made in 1995 to certain executives who were instrumental in the sale of Hercules Aerospace Company to Alliant Techsystems, Inc. The awards recognized the link between the Aerospace divestiture and future returns to Hercules shareholders. The Compensation Committee certified that (1) the outstanding performance goal of achieving a price above $40 per share in Alliant stock had been met; and (2) the performance period was completed with the secondary offering of Hercules holdings in Alliant. As a result, these awards vested on December 17, 1997.

     STOCK OWNERSHIP GUIDELINES

Guidelines have been established for the stock ownership levels of our executives. These guidelines, which apply to 30 executives, reinforce our compensation approach of linking management's interests with those of our shareholders. The guidelines specify stock ownership as a multiple of base salary plus target bonus for the following levels:


   Chairman and Chief Executive Officer: 5 times salary plus target bonus President and Chief Operating Officer: 4 times salary plus target bonus
   Hercules Management Committee:            3 times salary plus target bonus
   Others in Executive Management:           2 times salary plus target bonus

Two-thirds of these 30 executives already meet the ownership target multiples, and the others will do so within three years.

     STOCK OWNERSHIP PROGRAM

As discussed in last year's proxy statement, Messrs. Elliott, Corbo and MacKenzie (in recognition of their new positions) were provided an opportunity to receive a matching grant of restricted stock against new purchases of Hercules stock. These stock purchases are made either outright or through salary and/or bonus reduction over a period of up to four years. In the event of termination, prior to three years from date of grant, all matching grant shares, associated dividends and interest are forfeited.

In 1997, Mr. Elliott made an irrevocable election to purchase 40,000 restricted stock units through a combination of salary and bonus reductions during 1997, 1998, 1999, and 2000. The Compensation Committee approved the matching grant of 80,000 shares of restricted stock for Mr. Elliott.

In 1997, Messrs. Corbo and MacKenzie made an irrevocable election to purchase 26,529 and 10,321 restricted stock units, respectively, through salary and/or bonus reductions. They received matching grants of restricted stock in the amount of 33,161 and 12,901 shares, respectively.

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WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

PROXYWORKS(TM)

Report of the Compensation Committee

HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1,000,000 paid to a highly compensated executive. Based upon a review of our current compensation plans and practices, including the stock ownership program mentioned, the Compensation Committee concluded that no action would be taken at this time and that further review would be made during 1998.


HOW HAS THIS COMPENSATION PHILOSOPHY BEEN EXTENDED TO EMPLOYEES?

In May 1997, non-qualified stock options were granted to essentially all Hercules employees worldwide. The grants ranged in size from 100 to 300 options, with a staggered three-year vesting schedule of 40%, 40%, and 20%. This grant has provided an additional tool to focus our employees on how their individual and combined contributions can affect the overall corporate performance.

In 1998, we are expanding our worldwide emphasis on pay-for-performance with broader incentive opportunities. Our objective is to motivate all employees to achieve certain corporate, business unit and department, team and plant results. Those employees eligible for the plan in 1998 will have the opportunity to earn additional income when corporate earnings exceed expectations set for the executive bonus program.

In most areas of the world, our employees are encouraged to build ownership in Hercules stock by participation in our Employee Stock Purchase Plan. This plan allows employees to purchase stock quarterly at a 15% discount through payroll deduction. Domestic employees who participate in the 401(k) Savings and Investment Plan receive their company match in the form of Hercules stock. This contribution must remain in stock until the account is paid out or upon reaching the age of 60. These programs encourage our employees to think and act like shareholders.

Our accountability system provides a link between compensation and Hercules' overall performance. This goal-setting and measurement system provides direction and guidance in efforts that will best support the business and corporate objectives. Outstanding performance against accountabilities is recognized in the form of cash and stock option awards.

                                             Compensation Committee


                                             /s/ R. L. MacDonald, Jr.
                                             ---------------------------------
                                             R. L. MacDonald, Jr., Chairperson



                                             /s/ G. N. Kelley
                                             ---------------------------------
                                             G. N. Kelley



                                             /s/ H. E. McBrayer
                                             ---------------------------------
                                             H. E. McBrayer

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WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)

Stock Ownership of Directors and Officers

Compliance With Section 16(a) Reporting: The rules of the Securities and Exchange Commission require that Hercules disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of Hercules' knowledge, there were no late filings during 1997.

Special Agreements: Hercules has entered into agreements with certain key executives (reported in prior proxy statements) that become operative only upon a change in control of Hercules or other specified event. These agreements provide for the continuation of salary and benefits for a maximum period of three years. If the executive takes an unreduced early retirement, five years are added to his age (no credit accrues beyond age 65).

                                            Shares         Options                     Percent
                                         Beneficially    Exercisable     Restricted      of
                Name                        Owned(1)   Within 60 Days    Stock Units   Shares
---------------------------------------------------------------------------------------------
R. K. Elliott, Director and Officer        241,080         299,000          40,000         *
V. J. Corbo, Director and Officer           61,741          70,000          26,529         *
D.W. DiDonna                                 6,450          37,800              --         *
R. M. Fairbanks, III, Director               7,302          12,000           1,253         *
E. E. Holiday, Director                      2,927           9,000           1,376         *
R. G. Jahn, Director                         9,252          18,000              --         *
G. N. Kelley, Director                       7,030          18,000           2,185         *
R. L. MacDonald, Jr., Director              11,153          18,000           1,928         *
G. MacKenzie, Officer                       61,323          58,620          10,321         *
H. E. McBrayer, Director                    77,729          15,000           1,527         *
P. McCausland, Director                      3,611              --           1,100         *
C. D. Miller, Officer                       21,068         100,800              --         *
P. A. Sneed, Director                        6,899           9,000           1,253         *
Directors and Officers as a Group (24)     694,531       1,108,670          87,472       1.9%
---------------------------------------------------------------------------------------------

----------
*    Less than 1% of Hercules' outstanding shares of common stock.

(1) Includes shares, as of March 2, 1998, in the Savings and Investment Plan as follows: R. K. Elliott, 680; V. J. Corbo, 2,482; D.W. DiDonna, 550; G. MacKenzie, 2,520; and C. D. Miller, 6,451; and all directors and officers as a group, 22,100.

     Includes shares with restrictions and forfeiture risks as specified under the Long-Term Incentive Compensation Plan: R. K. Elliott, 153,258; V. J. Corbo, 42,635; D.W. DiDonna, 3,103; G. MacKenzie, 22,074; and C. D. Miller, 7,599; and all directors and officers as a group, 393,673. Owners have the same voting and dividend rights as do other shareholders of Hercules, except for the right to sell or transfer.

     Included in the non-employee directors' totals is the one-time equity award described on page 10.

     Mr. Kelley's total includes 1,631 shares that he holds jointly with his spouse.

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WHAT HAVE WE DONE FOR SHAREHOLDERS LATELY?

PROXYWORKS(TM)

Summary Compensation Table

                1997 Annual Compensation for the Top Five Officers                    Long-Term Compensation Awards


------------------------------------------------------------------------------------------------------------------------
  Name and Position                      Year   Salary   Bonus     Other  Restricted    Options Incentive    All Other
                                                                           Stock(1)    (Shares)  Payouts   Compensation(2)
-------------------------------------------------------------------------------------------------------------------------

R. K. Elliott                            1997  750,000  910,000   70,106  3,770,000       --    2,433,671      34,300
   Chairman and Chief                    1996  600,004  232,800   38,556    106,747  1,191,300       --        46,787
   Executive Officer                     1995  450,833  500,000   34,878  1,340,131    194,500  1,266,435      34,841

V. J. Corbo                              1997  433,334  550,000   43,064  1,306,153    150,000       --        66,061
   President and Chief                   1996  298,751  145,000   42,357     27,351    356,000       --        63,000
   Operating Officer                     1995  264,334  290,000   28,867  1,579,358     51,000    675,773      55,221

G. MacKenzie                             1997  260,004  468,000    4,043    607,960       --      608,393      23,591
   Sr. Vice President and                1996  242,501   72,000    7,101     14,111    245,000       --        21,634
   Chief Financial Officer               1995  195,253  155,000    9,369    383,775     42,500    821,906      12,994

C. D. Miller                             1997  305,004  228,750   15,872       --       51,000       --        68,638
   Sr. Vice President                    1996  275,082   66,500   16,446     19,852     51,000       --        73,910
                                         1995  251,666  240,000   26,724  1,100,266     51,000    675,773      60,575

D. W. DiDonna                            1997  226,984  190,000    2,421       --       48,125       --         7,366
  Sr. Vice President, International and  1996  185,430   67,475     --       11,568     39,000       --         7,450
  General Manager, Paper Technology      1995  177,860  142,000      133     13,951     39,000    874,872      15,734


(1) Each value is determined by multiplying the number of shares by the closing market price of common stock on the date of grant and subtracting the consideration, if any, paid by the executive officer. Dividends may be paid on a current basis or accrued on restricted stock. As discussed on page 17 of the Compensation Committee Report, this column includes the matching grants against the irrevocable purchase elections for Messrs. Elliott, Corbo and MacKenzie.

The aggregate number (determined by taking the number of shares multiplied by the year-end closing market price, net of any consideration paid) is shown below. Included in the chart are restricted shares that each Executive Officer purchased under the terms of the Hercules Long-Term Incentive Compensation Plan. The aggregate amount paid for restricted shares by executive officers was $7,005,915.



                                                 (2) Major components of All Other Compensation include:

               Aggregate Restricted                    Company Match           Dividend & Interest Credits     Premium Paid
                      Shares          Net Value  (Defined Contribution Plans)          on Stock Options     (Life Insurance)
               --------------------  ----------  ----------------------------  ---------------------------  ----------------
R. K. Elliott         202,294        $5,793,082        $   16,388                           --                $   17,912
V. J. Corbo            77,663         2,430,387            14,743                     $   43,484                   7,834
G. MacKenzie           26,835           675,795             9,213                         11,346                   3,032
C. D. Miller           20,319           795,233            24,047                         34,091                  10,500
D. W. DiDonna           3,538            32,510             4,750                           --                     2,616

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WE HAVE COMMITTED TO
MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)

Option Grants Table
                             AS OF DECEMBER 31, 1997

------------------------------------------------------------------------------------------------------
                 NO. OF SECURITIES   PERCENT OF TOTAL    EXERCISE OR
                    UNDERLYING        OPTIONS GRANTED    BASE PRICE                        GRANT DATE
     NAME         OPTIONS GRANTED      TO EMPLOYEES        ($/SH)        EXPIRATION DATE    VALUE(1)
------------------------------------------------------------------------------------------------------
 R. K. Elliott             --                  --               --             --                 --

 V. J. Corbo         150,000(2, 4)            6.0%        $   45.125         2/7/07           $1,516,815

 G. MacKenzie              --                  --               --             --                 --

 C. D. Miller         24,000(3)                               45.125         2/7/07              305,054
                      21,600(4)               2.0%            45.125         2/7/07              218,421
                       5,400(4)                               45.125         2/7/07               54,605

 D. W. DiDonna        22,500(3)                                                                  257,009
                      20,500(4)               1.9%            39.50          5/1/07              186,630
                       5,125(4)                                                                   46,657
--------------------------------------------------------------------------------------------------------

(1) The Black-Scholes option-pricing model was used to determine the fair value of employee stock options as of the date of grant. No adjustments for risk of forfeiture have been made. Significant assumptions are as follows:

                                           Regular            Performance
                                          Options(3)           Options(4)
                                          ----------          -----------
            Dividend yield                  3.0%                 3.0%
            Risk-free interest rate         6.6%                 6.2%
            Expected life                  8 yrs.               5 yrs.
            Expected volatility            22.9%                22.2%

(2) Dr. Corbo received a performance stock option award to reflect his promotion to president and chief operating officer in February 1997.

(3) Vesting schedule is as follows: 40% on 5/1/98; 40% on 5/3/99; and 20% on 5/1/00.

(4) Performance accelerated stock options (target and outstanding) become exercisable upon the achievement of predetermined performance goals. If goals are not achieved, the options become exercisable at 9 1/2 years.

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WHAT HAVE WE DONE
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PROXYWORKS(TM)
Option Exercises Table

This table shows the number and value of stock options (exercised and unexercised) for the Executive Officers during 1997. Value is calculated using the difference between the option exercise price and $50.0625 (year-end stock price) multiplied by the number of shares underlying the option.


                                                                 NO. OF SECURITIES                VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                            OPTIONS AT FISCAL YEAR-END                 AT YEAR-END
                       NO. OF SHARES                        ----------------------------------------------------------------
                         ACQUIRED         VALUE
     NAME              ON EXERCISE       REALIZED           EXERCISABLE    UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
 R. K. Elliott              --                --             260,200         1,314,600        $5,029,309        $3,436,469

 V. J. Corbo                --                --              54,800           527,400         1,109,785         1,748,813
 G. MacKenzie               --                --              47,220           267,100           571,526         1,059,856

 C. D. Miller             69,000        $2,557,563            76,800           124,200         1,009,999           341,250
 D. W. DiDonna              --                --              18,000           104,525            73,425           577,508
-----------------------------------------------------------------------------------------------------------------------------

[HERCULES LOGO]

WE HAVE COMMITTED TO MANAGING THE BUSINESS FOR GROWTH.

PROXYWORKS(TM)

Pension Plan Table


This table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under Hercules' qualified benefits Pension Plan, as well as non-qualified supplemental benefits, based on the stated remuneration and years of service with Hercules and its subsidiaries.

                                                          Years of Service
                         --------------------------------------------------------------------------------
  Remuneration           15 Years          20 Years           25 Years         30 Years          35 Years
---------------------------------------------------------------------------------------------------------
   $  200,000             $ 46,038          $ 61,384          $ 76,730          $ 92,076         $107,422
      400,000               94,038           125,384           156,730           188,076          219,422
      500,000              118,038           157,384           196,730           236,076          275,422
      700,000              166,038           221,384           276,730           332,076          387,422
      800,000              190,038           253,384           316,730           380,076          443,422
    1,000,000              238,038           317,384           396,730           476,076          555,422
    1,500,000              358,038           477,384           596,730           716,076          835,422
    1,750,000              418,038           557,384           696,730           836,076          975,422
---------------------------------------------------------------------------------------------------------

Annual contributions by Hercules to the Pension Plan, if required, are determined by an independent actuary, and no amount is attributed to an individual employee. Due to the funded status of the Pension Plan, there was no Hercules contribution in 1997.

Except in special cases, the aggregate retirement benefit, under both the qualified and nonqualified plans, is a monthly amount determined by taking the sum of 1) 1.2% of the employee's average monthly earnings (based on the highest five consecutive calendar years during the last ten calendar years of employment) up to one-half the Social Security Tax Base ($65,400 in 1997), and
2) 1.6% of the employee's average monthly earnings (as determined above) in excess of one-half of the Social Security Tax Base, multiplied by the employee's total years and months of credited service. For this purpose, "average monthly earnings" consist of salary plus annual incentive or bonus compensation.

For Messrs. Elliott, Corbo, MacKenzie, Miller, and DiDonna, compensation used for calculating retirement income benefits consists of the highest five consecutive years of average monthly earnings. These amounts for 1997 are shown under the "Salary" and "Bonus" columns of the Summary Compensation Table. The estimated credited years of service for Messrs. Elliott, Corbo, MacKenzie, Miller, and DiDonna are 16, 28, 18, 32 and 17, respectively.

The amounts reflected in this chart may be reduced due to voluntary elections made under the Long-Term Incentive Compensation Plan to exchange nonqualified pension rights for discounted restricted stock.

[HERCULES LOGO]

[GRAPHIC OF LIQUID CHEMICALS]

Hercules Incorporated, established in 1912, is a global manufacturer of chemical specialties used in a variety of home, office, and industrial products. Hercules' focus is on sustainable, long-term growth in shareholder value, driven by new products and continuous improvement in manufacturing costs.

Core businesses and key products are:

-    Aqualon, for thickeners used in water-based products such as latex paint;

-    Paper Technology, for strength and sizing aids used in manufacturing paper;

-    Resins, for hydrocarbon and rosin resins used in adhesives; and

-    Food Gums, for natural gum ingredients in food and beverages.

Hercules holds a majority ownership interest in FiberVisions L.L.C., a joint venture in polypropylene fiber for the nonwovens market.


For more information about Hercules, please visit our web site at www.herc.com

Special thanks to Israel J. Floyd, Carol M. Kelleher, Sherry L. Read, Marilyn Picot, and John R. Macedo at Hercules and Jean Gardner at Bowne of Philadelphia for their contributions to this 1998 Proxy Statement.

Online Voting Template                                           Page 1 of 1


                                [HERCULES LOGO]

--------------------------------------------------------------------------------

           WELCOME TO THE HERCULES ONLINE PROXY VOTING SITE FOR 1998!

This year we are offering our shareholders the opportunity to vote their proxy card via the Internet for the 1998 Annual Shareholders Meeting.

Please follow these steps:

     1. Press LOGIN below to Login.
     2. Take the opportunity to read the 1998 Proxy Statement and the 1997 Annual Report.
     3. VOTE! An electronic version of the Proxy Card appears in this site.
        MARK your voting preferences on this electronic proxy card and press the button to vote.

As with all forms of proxy voting, you may CHANGE your vote prior to the close of the ballots on APRIL 30, 1998. Simply repeat the steps above.

Though this site is sponsored by Hercules Incorporated, all information relative to you and your vote remains CONFIDENTIAL. This site is owned and operated by CHASEMELLON SHAREHOLDER SERVICES who warrants the confidentiality of your vote.

Also within this site is an opportunity for you to complete an anonymous survey about Online Proxy Voting. Participation in the survey is voluntary and the tabulation of the survey will be returned anonymously to Hercules Incorporated.

Thank you for choosing to vote online.

/ LOGIN /

--------------------------------------------------------------------------------

ACCESSACCESSACCESS                                                   PAGE 1 OF 1

                                [HERCULES LOGO]
--------------------------------------------------------------------------------
                         PROXY/VOTING INSTRUCTION CARD

                             HERCULES INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Keith Elliot and Richard G. Dahlen, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 30, 1998, at 11:00 A.M. at Wintherthur Museum, Garden and Library, Wilmington, DE, or at any adjournment thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in the Hercules' Dividend Reinvestment Plan and to the trustee of the Employee Savings Plans sponsored by Hercules or any of it subsidiaries.

Unless otherwise specified, this proxy will be voted FOR items 1 and 2, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. For shares held in the Employee Savings Plans, please refer to page 1 of the Proxy statement for voting information.

The Board recommends a vote FOR Items 1 and 2

     1. Election of Directors for a three-year term....../ / FOR ALL
        / / WITHHOLD ALL
        NOMINEES ARE: Robert G. Jahn, Ralph L. MacDonald, Jr., and
        Paula A. Sneed

        WITHHOLD VOTE ONLY FROM: / /
        / / Robert G. Jahn / / Ralph L. MacDonald, Jr. / / Paula A. Sneed

     2. Ratification of Coopers & Lybrand L.L.P. ....../ / FOR / /AGAINST
        / / ABSTAIN

As seating is limited to a first come, first served basis, please check this box if you would like an admission ticket to attend the meeting. / /

Enter your 11-digit control number here: /            /
It is located in the lower right of the
Proxy Card.

                           /Register This Vote/  /Clear Vote/
--------------------------------------------------------------------------------
access                                                      Page 1 of 2

          ------------------------------------------------------------
                                [HERCULES LOGO]
          ------------------------------------------------------------

                              ONLINE PROXY VOTING

                             PROXY FINAL SUBMISSION

                           YOUR REGISTRATION NUMBER:

                      HERCULES INCORPORATED ANNUAL MEETING

          TO BE HELD ON APRIL 30, 1998 FOR HOLDERS AS OF MARCH 2, 1998

DIRECTORS:

YOU VOTED:

RATIFICATION OF COOPERS & LYBRAND L.L.P.

YOU VOTED:

ADMISSION TICKET

You [WOULD/WOULD NOT] like an Admission Ticket for the 1998 Shareholder's meeting.

IF ANY OF THE ABOVE INFORMATION IS INCORRECT, RETURN TO THE PROXY BALLOT FORM BY USING THE BACK FEATURE OF YOUR BROWSER PROGRAM.

--------------------------------------------------------------------------------
                                  SURVEY FORM
--------------------------------------------------------------------------------
Did you like the option of being able to vote your shares online? [ ] Yes [ ] No

Would you like to receive your proxy materials online next year instead of in the mail? [ ] Yes [ ] No

Please enter any comments you would like us to pass along to Hercules Incorporated in the space below.

                                    COMMENTS

COMMENTS: (150 CHARACTERS)

--------------------------------------------------------

THANK YOU for taking the time to complete this survey. The information you have recorded in this survey will be sent to Hercules Incorporated anonymously. Press RECORD SURVEY to save this survey and Exit the voting system or press ABORT SURVEY AND EXIT to leave the
access                                                      Page 1 of 2

          ------------------------------------------------------------
                                [HERCULES LOGO]
          ------------------------------------------------------------

                              ONLINE PROXY VOTING

                             PROXY FINAL SUBMISSION

                      YOUR REGISTRATION NUMBER:12500000000

                      HERCULES INCORPORATED ANNUAL MEETING

          TO BE HELD ON APRIL 30, 1998 FOR HOLDERS AS OF MARCH 2, 1998

DIRECTORS:

YOU VOTED: FOR ALL

RATIFICATION OF COOPERS & LYBRAND L.L.P.

YOU VOTED: FOR

ADMISSION TICKET

You WOULD NOT like an Admission Ticket for the 1998 Shareholder's meeting.

IF ANY OF THE ABOVE INFORMATION IS INCORRECT, RETURN TO THE PROXY BALLOT FORM BY USING THE BACK FEATURE OF YOUR BROWSER PROGRAM.

--------------------------------------------------------------------------------
                                  SURVEY FORM
--------------------------------------------------------------------------------
Did you like the option of being able to vote your shares online? [x] Yes [ ] No

Would you like to receive your proxy materials online next year instead of in the mail? [x] Yes [ ] No

Please enter any comments you would like us to pass along to Hercules Incorporated in the space below.

                                    COMMENTS

COMMENTS: (150 CHARACTERS)

--------------------------------------------------------

THANK YOU for taking the time to complete this survey. The information you have recorded in this survey will be sent to Hercules Incorporated anonymously. Press RECORD SURVEY to save this survey and Exit the voting system or press ABORT SURVEY AND EXIT to leave the
access                                                      Page 2 of 2

system without saving your survey.

                               / Record Survey /

                           / Abort Survey and Exit /

--------------------------------------------------------------------------------

BACK
----
access                                                           Page 1 of 1



          -----------------------------------------------------------
                                [HERCULES LOGO]
          -----------------------------------------------------------

THANK YOU for taking the time to complete this survey. The information you have recorded in this survey will be sent to Hercules Incorporated anonymously.
--------------------------------------------------------------------------------

/ Hercules Home Page /

                         TELEPHONE VOTING VOICE PROMPTS

VOICE PROMPT:     Welcome, please enter the control number located in
                  the lower-right hand corner of the form.

                  To vote as the Hercules Board recommends; press 1 now. To vote on each proposal separately, press 0 now.

                  (To vote with management -- option 1)

VOICE PROMPT:     You voted as the Board recommends.  If this is correct,
                  press 1; if incorrect, press 0.

                  If you plan to attend the Annual Meeting, press 1; if no, press 0.

                  Thank you for voting.

                  (If selections are incorrect -- option 0)

VOICE PROMPT:     Proposal 1 - To vote for all nominees, press 1; to withhold for all nominees, press 9; to withhold for an individual nominee, press 0. Make your selection now.

                  Proposal 2 - To vote for, press 1, against, press 9, abstain, press 0.

                  Your votes have been cast as follows:
                           Proposal 1 (selections repeated)
                           Proposal 2 (selections repeated)

                  If this is correct, press 1; if incorrect, press 0.

                  If you plan to attend the Annual Meeting, press 1; if not, press 0.

                  Thank you for voting.

                  (If voting separately on each proposal)

VOICE PROMPT:     Proposal 1 -- To vote for all nominees, press 1.  To withhold for all nominees, press 9. To withhold for an individual nominee, press 0. Make your selection now.

                  (To withhold from a nominee)

VOICE PROMPT:     Please enter the two-digit number that appears next to the nominee you do not wish to vote for. Please make your selection now.

                  (01 Robert G. Jahn)
                  (02 Ralph L. MacDonald, Jr.)
                  (03 Paula A. Sneed)

                  Press 1 if you wish to withhold from another nominee or press 0 if you have completed voting on directors.

VOICE PROMPT:     Proposal 2 -- To vote for, press 1; against, press 9;
                  abstain, press 0.

                  Your votes have been cast as follows:

                  (Selections repeated)

                  If this is correct, press 1; if incorrect, press 0.

                  If you plan to attend the Annual Meeting, press 1; if not, press 0.

                  Thank you for voting.

                          PROXY/VOTING INSTRUCTION CARD
                              HERCULES INCORPORATED
        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints R. Keith Elliott and Richard G. Dahlen, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 30, 1998, at 11:00 a.m. at Winterthur Museum, Garden & Library, Winterthur, DE, or at any adjournment thereof.

      The undersigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in the Hercules' Dividend Reinvestment Plan and to the trustee of the Employee Savings Plans sponsored by Hercules or any of its subsidiaries.

      Unless otherwise specified, this proxy will be voted FOR Items 1 and 2, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. For shares held in the Employee Savings Plans, please refer to page 1 of the Proxy Statement for voting information.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
     PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY OR VOTE BY TELEPHONE
                                OR THE INTERNET.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                                 DIRECTIONS TO
                               WINTERTHUR MUSEUM,
                                GARDEN & LIBRARY


                                [PICTURE OF MAP]


TAKE U.S. INTERSTATE 95 TO WILMINGTON EXIT 7 (ROUTE 52 NORTH). FOLLOW ROUTE 52 (PENNSYLVANIA AVENUE) ACROSS ROUTE 141 (CENTRE ROAD) TO RIGHT ONTO PAVILION DRIVE. (LOOK FOR THE WINTERTHUR MUSEUM, GARDEN & LIBRARY SIGN.) FOLLOW TO VISITOR PAVILION AND VISITOR PARKING. ENTER VISITOR PAVILION AND PROCEED TO COPELAND LECTURE HALL.

                                                                 Please mark
                                                                  your votes /X/
                                                                    as this



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                          FOR       WITHHOLD
1. ELECTION OF DIRECTORS for a three-                      / /         / /
   year term.

Nominees are: 01 Robert G. Jahn, 02 Ralph L. MacDonald, Jr., and 03 Paula A. Sneed.

Withhold vote only from

_________________________________
                                                       FOR    AGAINST    ABSTAIN
2. Ratification of Coopers & Lybrand                   / /      / /        / /
   L.L.P. as independent accountants.


As seating is limited to a first-come, first-served basis,
please check this box if you would like an admission ticket           / /
to attend the meeting


Signature(s) ___________________________________________    Date _______________


NOTE: Please sign as name appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

--------------------------------------------------------------------------------
                            - Fold and detach here -

                                VOTE BY INTERNET


      1.    Read the accompanying Proxy Statement and proxy card.

      2.    Go to website http://hercules.proxyvoting.com

      3.    Enter your CONTROL NUMBER located on your proxy card below.

      4.    Follow the on-line instructions.


                                VOTE BY TELEPHONE

      1.    Read the accompanying Proxy Statement and proxy card.

      2.    Call the toll-free number 1-800-840-1208

      3.    Enter your CONTROL NUMBER located on your proxy card.

      4.    Follow the voice prompt instructions.




                             YOUR VOTE IS IMPORTANT!

    Do not return the proxy card if you are voting by Internet or telephone.